LIBERTY SILVER COMMENTS ON SEC ORDER OF SUSPENSION

Toronto, ON – October 10, 2012: Liberty Silver Corp. (TSX: LSL, OTCBB: LBSV) (“Liberty Silver” or the “Company”) today is providing further commentary on the Order of Suspension of Trading (the "Order") imposed by the US Securities Exchange Commission (“SEC”) on Friday, October 5, 2012. The Company has been in contact with regulatory authorities in both Canada and the US, and is currently working diligently to resolve the matter.  Pursuant to the Order the Company’s shares will remain halted on the OTCBB until 11:59 pm EDT, on October 18th, 2012. The Company believes that it is in compliance with all applicable disclosure and regulatory requirements, and is firmly committed to being fully compliant and transparent in the Company’s governance.   The Company will work closely and cooperatively with the SEC to resolve this matter as soon as possible for the benefit of our shareholders.  As additional information becomes available, the Company will use its best efforts to communicate that information to our shareholders.

About Liberty Silver

Liberty Silver Corp. is focused on exploring and developing mineral properties in North America. The company is committed to creating value for its shareholders by advancing its projects using its mitigated risk approach to production, developing new resources on its existing properties, and acquiring new properties with potential to expand their resource base. The Trinity Silver property in Pershing County, Nevada is the company's flagship project. Liberty Silver has the right to earn a joint venture interest in the 10,576 acre Trinity property from Renaissance Gold Inc. For more information, go to www.libertysilvercorp.com.

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this release.  No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements". These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release and in filings made with securities regulators. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.

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